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                                POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Jon-Luc Dupuy, Nicholas Helmuth von Moltke, Samuel Ramos and Michael A. Reardon, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in any and all capacities, Registration Statements and any amendments, with respect to Commonwealth Annuity Separate Account A supporting variable annuity contracts issued by Commonwealth Annuity and Life Insurance Company under file numbers 333-141019/811-22024 (Preferred Plus), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with any other regulatory agency or state authority that may so require, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. Witness our hands on the date set forth below.

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
SIGNATURE                              TITLE                                                     DATE
---------                              -----                                                     ----


/s/ Allan Levine                       Chairman of the Board                                   6/8/2007
------------------------------------
Allan Levine


/s/ Nicholas Helmuth von Moltke        Director, Vice President, and Chief Operating Officer   6/8/2007
------------------------------------
Nicholas Helmuth von Moltke


/s/ Donald Mullen                      Director                                                6/8/2007
------------------------------------
Donald Mullen


/s/ John W. McMahon                    Director                                                6/8/2007
------------------------------------
John W. McMahon


/s/ Timothy J. O'Neill                 Director                                                6/8/2007
------------------------------------
Timothy J. O'Neill


/s/ Michael A. Pirrello                Chief Financial Officer                                 6/8/2007
------------------------------------
Michael A. Pirrello


/s/ Samuel Ramos                       Vice President and Secretary                            6/8/2007
------------------------------------
Samuel Ramos


/s/  Michael A. Reardon                Director, President and Chief Executive Officer         6/8/2007
------------------------------------
Michael A. Reardon


/s/ Amol Sagun Naik                    Vice President and Treasurer                            6/8/2007
------------------------------------
Amol Sagun Naik


/s/ Alan Akihiro Yamamura              Vice President and Chief Risk Officer                   6/8/2007
------------------------------------
Alan Akihiro Yamamura
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